                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) and related prospectus pertaining to the 1996 Stock Plan and the 1992 Director Stock Option Plan of Sybase, Inc. of our report dated January 17, 1996 with respect to the consolidated financial statements of Sybase, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                             ERNST & YOUNG


San Francisco, California
February 14, 1997